Exhibit 10.55

FIRST AMENDMENT

TO

COLE NATIONAL CORPORATION 401(k) PLAN

March I, 2002 Restatement

     The Cole National Corporation 401(k) Plan, established effective October 1, 1993, as amended and restated effective March 1,2002, is hereby further amended, effective as of September 1, 2003, by modifying Section 4.2 of the Plan to provide as follows:

4.2     Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be either (i) an integral percentage of his Compensation of not less than one percent nor more than 35 percent or (ii) a specified monetary amount, not in excess of 35 percent of the Eligible Employee’s Compensation, with a minimum election of five dollars (if the Participant is paid on a weekly basis) or ten dollars (if the Participant is paid on a bi-weekly basis). In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage or amount he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

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     EXECUTED at Cleveland, Ohio this 11th day of September, 2003.

COLE NATIONAL GROUP, INC.
By:	/s/ Leslie D. Dunn
Title:	Senior Vice President